EXHIBIT 99.1


[FAIRPOINT COMMUNICATIONS, INC. LOGO]

FOR IMMEDIATE RELEASE



Investor Contact                                           Media Contact
John P. Crowley                                            Jennifer Sharpe
jcrowley@fairpoint.com                                     jsharpe@fairpoint.com
----------------------                                     ---------------------
704-227-3653                                               704-227-3629



                    FAIRPOINT PROMOTES EXECUTIVES TO ENHANCE
                              STRATEGIC OBJECTIVES


CHARLOTTE, North Carolina, June 27, 2005 - FairPoint Communications, Inc. (NYSE:
FRP) today announced that Walter E. Leach, Jr. has been appointed as the company's Executive Vice President, Corporate Development. John P. Crowley will assume the role of Executive Vice President and Chief Financial Officer.

"Our acquisition goals are just as important to our strategic objectives as marketing and efficient operations, and we are excited that Mr. Leach will now be dedicated to managing this main strategic objective," said Gene Johnson, FairPoint's Chairman and Chief Executive Officer. "Mr. Leach's years of experience with corporate development and finance, and his extensive knowledge of FairPoint and its mission, will contribute significantly to the future performance of our business."

Johnson continued, "Mr. Crowley joined FairPoint in May 2005 as Executive Vice President, Finance and Treasurer. In his role as Chief Financial Officer, Mr. Crowley brings the financial training, knowledge and experience needed to manage FairPoint's careful cost control initiatives and our new, strengthened capital structure. He will help continue FairPoint's focus on key growth areas."

Walter Leach joined FairPoint in October 1994 as the company's Chief Financial Officer. Prior to that, he spent 10 years at Independent Hydro Developers as Executive Vice President, responsible for project acquisition, financing and development activities. From 1980 to 1984, he was Vice President, Investor Relations for The Pillsbury Company and served as Treasurer, Assistant Treasurer, and Controller for Burger King Corporation.

Mr. Crowley has extensive experience in finance and in the telecommunications industry. From 2000 to 2004, Mr. Crowley was an independent consultant in telecommunications investment banking, serving clients in Europe and the US. From 1999 to 2000, he was a Director in corporate finance at
PricewaterhouseCoopers, and from 1996 to 1999, Mr. Crowley was a Managing Director in investment banking at BT / Alex. Brown and its predecessor company. Previously he was active in telecommunications finance both as a principal and in banking.

                                                                    EXHIBIT 99.1


About FairPoint Communications

FairPoint is a leading provider of communications services to rural communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural communities. Today, FairPoint owns and operates 27 rural local exchange companies (RLECs) located in 17 states. FairPoint serves customers with approximately 276,167 access line equivalents (voice access lines and high speed data lines, which include DSL, cable modem and wireless broadband) as of March 31, 2005 and offers an array of services, including local and long distance voice, data, Internet and broadband offerings.

This press release may contain forward-looking statements that are not based on historical fact, including without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "indicated" and similar expressions. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described in FairPoint's Annual Report on Form 10-K on file with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.


Source:  FairPoint Communications, Inc.
         www.fairpoint.com